As filed with the Securities and Exchange Commission on September 3, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CIPHER MINING INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1614529
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1 Vanderbilt Avenue, Floor 54

New York, New York 10017

Tel.: (332) 262-2300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William Iwaschuk

Co-President, Chief Legal Officer and

Corporate Secretary

Cipher Mining Inc.

1 Vanderbilt Avenue, Floor 54

New York, New York 10017

United States of America

Tel.: (332) 262-2300

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. David Stewart, Esq.

Latham & Watkins LLP

99 Bishopsgate

London EC2M 3XF

United Kingdom

+44-20-7710-3098

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement contains:

•

a base prospectus which covers the offering, issuance and sale by us of an indeterminate amount of common stock, preferred stock, debt securities, warrants and/or units, in each case from time to time in one or more offerings; and

•

a sales agreement prospectus supplement covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $600,000,000 of our common stock that may be issued and sold under a Controlled Equity OfferingSM Sales Agreement dated August 3, 2023, as amended on March 6, 2024 and as amended and restated on September 3, 2024, (the “Sales Agreement”) with Cantor Fitzgerald & Co., Canaccord Genuity LLC, Needham & Company, LLC, Compass Point Research & Trading, Keefe, Bruyette & Woods, Inc., Virtu Americas LLC and BTIG, LLC, as sales agents.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus other than the shares under the Sales Agreement will be specified in a prospectus supplement to the base prospectus. The specific terms of the securities to be issued and sold under the Sales Agreement are specified in the sales agreement prospectus supplement that immediately follows the base prospectus.

PROSPECTUS

Cipher Mining Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell the securities identified above from time to time in one or more offerings and on terms that we will determine at the time of the offering. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock and public warrants are listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbols “CIFR” and “CIFRW,” respectively. On August 30, 2024, the last reported sales price of our common stock was $3.51 per share and the last reported sales price of our public warrants was $1.03 per warrant.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 3, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “Commission” or “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. By using a shelf registration statement, we may, from time to time, sell the securities described in this prospectus in one or more offerings as described in this prospectus.

Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted by law, we may also authorize one or more free writing prospectuses that may contain material information relating to these offerings. Such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, nor provide any assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

As used in this prospectus, unless otherwise indicated or the context otherwise requires, the terms “we,” “our,” “us,” “registrant,” the “Company,” and “Cipher” mean Cipher Mining Inc. and its subsidiaries. When we refer to “you,” we mean the potential holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

We also maintain a website at https://investors.ciphermining.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on, or accessible through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC, other than any portions of the respective filing that were furnished, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed:

•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 5, 2024.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 7, 2024 and August 13, 2024, respectively.

•	Our Current Reports on Form 8-K filed with the SEC on March 6, 2024, May 6, 2024, June 10, 2024 and July 12, 2024.

•

The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October  15, 2020 and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2023.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

CIPHER MINING INC.

1 VANDERBILT AVENUE, FLOOR 54

NEW YORK, NEW YORK 10017

(332) 262-2300

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, and Section 21E of the Exchange Act. The forward-looking statements are contained principally in our Annual Reports on Form 10-K and in our quarterly reports on Form 10-Q and in any prospectus supplement related hereto in greater detail under the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” but are also contained elsewhere in this prospectus and the documents incorporated by reference herein. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this prospectus include, but are not limited to statements regarding:

•	our planned buildout of cryptocurrency mining sites;

•	our ability to raise financing in the future;

•

the further development and acceptance of digital asset networks and other digital assets, which represent a rapidly changing industry and are subject to a variety of factors that are difficult to evaluate;

•

the effects of disruptions in the crypto asset markets, including but not limited to, the risk from depreciation in our stock price, financing risk, risk of increased losses or impairments in our investments or other assets, risks of legal proceedings and government investigations, and risks from price declines or price volatility of crypto assets;

•	our business and the markets in which we operate, which are new rapidly evolving, which makes it difficult to evaluate our future prospects and the risks and challenges we may encounter;

•	the effects of global economic, business or political conditions;

•	our planned hashrate growth;

•	the effect of Bitcoin mining activities being energy-intensive, which may restrict the geographic locations of miners and have a negative environmental impact;

•	the performance of the Odessa Facility and changes in the regulatory environment, market conditions and natural disasters in Texas;

•	the effects of the highly volatile nature of cryptocurrencies in general and, specifically, bitcoin;

•	our dependence on third parties, including electric grid operators, electric utility providers and manufacturers of certain critical equipment;

•	the effects of price fluctuations in the wholesale and retail power markets;

•

the effects of severe weather conditions and natural disasters, including severe heat, winter weather events, earthquakes, fires, floods, hurricanes, as well as power outages and other industrial incidents or mechanical failures;

•	the effects of disruptions or other failures in the supply chain for bitcoin mining hardware and related data center hardware, and our ability to obtain new hardware;

•	the effects of malfunction, technological obsolescence and physical degradation;

•	our automated processes with respect to curtailment;

•	the effects of damages to the properties in our mining network;

•	the impact of global market, economic and political conditions that are beyond our control;

•	our ability to manage our cash and cash equivalents;

•	the effects of cybersecurity threats, such as cyber-attacks, data breaches, hacking attacks or malware, targeting us or our third-party service providers;

•	the effects of fluctuations in the value of bitcoin; and

•	our ability to manage regulatory changes.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

THE COMPANY

We are an emerging technology company that develops and operates industrial scale bitcoin mining data centers. Bitcoin mining is our principal revenue generating business activity.

We currently operate four bitcoin mining data centers in Texas, including one wholly-owned and three partially-owned data centers acquired through investments in joint ventures. Our largest data center is the Odessa data center (the “Odessa Facility”), which is our wholly-owned 207 MW facility located in Odessa, Texas. We also jointly operate the Alborz data center located near Happy, Texas, Bear data center and our Chief data center are both located near Andrews, Texas which are partially-owned through joint ventures with WindHQ LLC. We are also developing an additional wholly-owned data center in Winkler County, TX for up to 300 MW, and we expect to energize 300 MW in 2025.

Our current intention is to continue to expand our bitcoin mining business by developing additional data centers, expanding capacity at our current data centers, developing our treasury management platform and entering into other arrangements, such as joint ventures, data center hosting agreements, or software licensing arrangements.

Our key mission is to expand and strengthen the Bitcoin network’s critical infrastructure. As of July 31, 2024, we operated an aggregate hashrate capacity of approximately 10.6 exahash per second (“EH/s”), utilizing approximately 310 MW of electricity, of which we owned an aggregate hashrate capacity of approximately 8.7 EH/s, utilizing approximately 257 MW of electricity.

We filed our certificate of incorporation with the Secretary of State of Delaware on June 24, 2020 as Good Works Acquisition Corp. On August 27, 2021, we closed a business combination with Cipher Mining Technologies, as a result of which Cipher Mining Technologies became a wholly owned subsidiary of ours, and we changed our name to “Cipher Mining Inc.”

Our principal executive offices are located at 1 Vanderbilt Avenue, Floor 54, New York, New York and our telephone number is (332) 262-2300. Our website address is https://www.ciphermining.com/. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our capital stock is not intended to be a complete and is qualified by reference to the amended and restated certificate of incorporation (for purposes of this section, the “Certificate of Incorporation”) and the amended and restated bylaws (for purposes of this section, the “Bylaws” and together with the Certificate of Incorporation, the “Governing Documents”) which are exhibits to the registration statement of which this prospectus is a part. We urge to you read each of the Certificate of Incorporation and the Bylaws described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized Capitalization

General

We are authorized to issue 510,000,000 shares of capital stock, consisting of (i) 500,000,000 shares of common stock, par value $0.001 per share and (ii) 10,000,000 shares of undesignated preferred stock, par value $0.001 per share. As of the date of this prospectus, there are 335,271,929 shares of our common stock outstanding and no shares of preferred stock outstanding.

Voting rights

Each outstanding share of our common stock shall entitle the holder thereof to one vote on each matter properly submitted to our shareholders of for their vote. Except as otherwise required by law, holders of our common stock will not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of our preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation.

Dividend rights

Subject to preferences that may apply to any shares of our preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors (the “Board”), in its discretion, determines to issue dividends and then only at the times and in the amounts that the Board may determine.

Rights upon liquidation

Upon our liquidation, dissolution, or winding-up, the assets legally available for distribution to our shareholders would be distributable ratably among the holders of our common stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of our preferred stock.

Other rights

No holder of shares of our common stock will be entitled to preemptive or subscription rights contained in the Certificate of Incorporation or in the Bylaws. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock that we may issue in the future.

Preferred Stock

Our preferred stock may be issued from time to time in one or more series. The Board is expressly authorized, subject to any limitations prescribed by the laws of the State of Delaware, to provide, out of unissued shares of our preferred stock that have not been designated as to series, with respect to each series, to establish the number of shares to be included in each such series, to fix the designation, powers (including voting powers), preferences and relative, participating, optional or other special rights, if any, of each such series and any qualifications, limitations or restrictions thereof, and, subject to the rights of such series, to thereafter increase (but not above the total number of authorized shares of our preferred stock) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series. The issuance of our preferred stock could have the effect of decreasing the trading price of our common stock, restricting dividends on our capital stock, diluting the voting power of our common stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of us.

Election of Directors and Vacancies

Subject to the rights of any series of our preferred stock then outstanding to elect additional directors under specified circumstances, the directors on the Board consist of seven (7) directors, and be divided, with respect to the time for which they severally hold office, into three classes designated as Class I, Class II and Class III, respectively. The initial term of office of the Class I directors expires at the first annual meeting of shareholders following the consummation of the Business Combination, the initial term of office of the Class II directors shall expire at the second annual meeting of shareholders following the initial classification of the Board and the initial term of office of the Class III directors shall expire at our third annual meeting of shareholders following the initial classification of the Board. At each annual meeting of shareholders following the initial classification of the Board, directors elected to succeed those directors of the class whose terms then expire shall be elected for a term of office expiring at the third succeeding annual meeting of our shareholders after their election.

Under the Bylaws, except as may be required in the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Each of our directors shall hold office until the annual meeting at which such director’s term expires and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, or removal. Subject to the rights of holders of any series of our preferred stock to elect directors, directors may be removed only as provided by the Certificate of Incorporation and applicable law. All vacancies occurring in the Board and any newly created directorships resulting from any increase in the authorized number of directors shall be filled in the manner set forth below.

Subject to the rights of any series of our preferred stock then outstanding, any vacancy occurring in the Board for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by the shareholders.

Any director elected in accordance with the preceding sentence shall hold office for a term expiring at the annual meeting of shareholders at which the term of office for the class in which the vacancy was created or occurred or, in the case of newly created directorships, the class to which the director has been assigned expires and until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, or removal.

If and for so long as the holders of any series of our preferred stock have the special right to elect additional directors, the then otherwise total authorized number of our directors shall automatically be increased by such specified number of directors, and the holders of such preferred stock will be entitled to elect the additional directors so provided for or fixed pursuant to the terms of the series of the preferred stock. Each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, or removal.

Quorum

Except as otherwise provided by applicable law, the Certificate of Incorporation or the Bylaws, at each meeting of stockholders the holders of a majority of the voting power of the shares of stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If a quorum shall fail to attend any meeting, the chairperson of the meeting or, if directed to be voted on by the chairperson of the meeting, the holders of a majority of the voting power of the shares entitled to vote who are present in person or represented by proxy at the meeting may adjourn the meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, we may transact any business that might have been transacted at the original meeting. If a quorum is present at the original meeting, it shall also be deemed present at the adjourned meeting.

Anti-takeover Effects of the Governing Documents

The Governing Documents contain provisions that may delay, defer or discourage another party from acquiring control of the Company. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the board of directors the power to discourage acquisitions that some stockholders may favor.

Classified Board of Directors

As indicated above, the Certificate of Incorporation provides that the Board will be divided into three classes of directors, with each class of directors being elected by our stockholders every three years. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Board.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply so long as our common stock (or warrants) remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals

Unless otherwise required by law, and subject to the rights, if any, of the holders of any series of our preferred stock, Special Meetings of the stockholders, for any purpose or purposes, may be called only by (i) a majority of the Board, (ii) the chairperson of the board of directors, (iii) the chief executive officer or (iv) the President, and our stockholders may not take action by written consent in lieu of a meeting. Notice of all meetings of stockholders shall be given in writing stating the date, time and place, if any, of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the stockholders entitled to vote at the meeting if such date is different from the record date for determining stockholders entitled to notice of the meeting. Such notice shall also set forth the purpose or purposes for which the meeting is called.

Unless otherwise required by applicable law or the Certificate of Incorporation, notice of any meeting of stockholders shall be given not less than ten (10), nor more than sixty (60), days before the date of the meeting to each stockholder of record entitled to vote at such meeting as of the record date for determining stockholders entitled to notice. The Bylaws also provide that any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee, as applicable. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

The Bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders. The Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice, including disclosure of the proposing stockholders’ agreements, arrangements and understandings made in connection with such a proposal or nomination. These provisions may preclude stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company. These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Amendment to Certificate of Incorporation and Bylaws

We may amend or repeal any provision contained in the Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders are granted subject to this reservation. Notwithstanding any provision of the Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, subject to the rights of any outstanding series of our preferred stock, but in addition to any vote of the holders of any class or series of our stock required by law or by the Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required to amend or repeal certain provisions of the Certificate of Incorporation.

The Board shall have the power to adopt, amend or repeal the Bylaws. Any adoption, amendment or repeal of the Bylaws by the Board shall require the approval of a majority of the Board. The stockholders shall also have power to adopt, amend or repeal the Proposed Bylaws. Notwithstanding any other provision of the Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any vote of the holders of any class or series of our stock required by applicable law or by the Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the Bylaws.

Delaware Anti-Takeover Statute

Section 203 of the Delaware General Corporation Law (“DGCL”) provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless:

1.	the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder;

2.

the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or

3.

the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law. Under the Certificate of Incorporation, we do not opt out of Section 203 of the DGCL and therefore is subject to Section 203.

Limitations on Liability and Indemnification of Officers and Directors

Section 145 of the DGCL, authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act. As permitted by the DGCL, the Certificate of Incorporation contains provisions that eliminate the personal liability of directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following (i) any breach of a director’s duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (regarding unlawful dividends and stock purchases); or (iv) any transaction from which the director derived an improper personal benefit. As permitted by the DGCL, the Bylaws provide that: (i) we are required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions; (ii) we may indemnify its other employees and agents as set forth in the DGCL; (iii) we are required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and (iv) the rights conferred in the Bylaws are not exclusive.

We have entered into indemnification agreements with each director and executive officer to provide these individuals additional contractual assurances regarding the scope of the indemnification set forth in the Certificate of Incorporation and Bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer for which indemnification is sought. The indemnification provisions in the Certificate of Incorporation, Bylaws, and the indemnification agreements entered into or to be entered into between us and each of our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act. We currently carry liability insurance for our directors and officers.

Exclusive Jurisdiction of Certain Actions

The Certificate of Incorporation requires, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder, employee or agent to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL, the Governing Documents or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; (iv) any action to interpret, apply, enforce or determine the validity of the Governing Documents; or (v) any action governed by the internal affairs doctrine.

In addition, the Bylaws require that, unless we consent in writing to the selection of an alternative forum, the federal district courts of United States shall be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Cipher,” “we,” “our” or “us” refer to Cipher Mining Inc., excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

Unless we state otherwise in the applicable prospectus supplement, we can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	whether the debt securities will be convertible into or exchangeable for any other securities of the Company or any other obligor and the applicable terms and conditions;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

Unless we state otherwise in the applicable prospectus supplement, we may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•

we are the surviving entity or the successor person (if other than Cipher) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

Unless we state otherwise in the applicable prospectus supplement, the indenture provides that the following events are “Events of Default” with respect to any series of debt securities:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Cipher and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Cipher; or

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

Unless we state otherwise in the applicable prospectus supplement, we and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

Unless we state otherwise in the applicable prospectus supplement, we may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF EXISTING WARRANTS

The following summary of the material terms of our existing warrants is not intended to be a complete and is qualified by reference to the Governing Documents and the Warrant-related documents described herein which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the Governing Documents and the Warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Public Warrants

Public warrants refer to our warrants that were offered and sold in the initial public offering of Good Works Acquisition Corp. (upon the consummation of the business combination on August 27, 2021 discussed above, “Cipher”), pursuant to a registration statement and entitle the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on October 19, 2021, provided in each case that we have an effective registration statement under the Securities Act covering our common stock issuable upon exercise of the public warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares of common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. The public warrants will expire on August 27, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Redemption of Warrants for Cash

Once the warrants become exercisable, we may redeem the outstanding warrants:

•	in whole and not in part;

•	at a price of $0.01 per Warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the closing price of our common stock equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of our common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to our common stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the shares of our common stock may fall below the $18.00 redemption trigger price (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption Procedures and Cashless Exercise

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of the warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person and any of its affiliates or any other person subject to aggregation with such person for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which such person is or may be deemed to be a part, would beneficially own (within the meaning of Section 13 of the Exchange Act) (or to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder would result in a higher ownership percentage, such higher percentage would be) in excess of 9.8% (or such other amount as a holder may specify) of the shares of common stock outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments

If the number of outstanding shares of common stock is increased by a capitalization or share dividend payable in shares of common stock, or by a split-up of common stock or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering made to all or substantially all holders of common stock entitling holders to purchase shares of common stock at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of common stock) and (ii) one minus the quotient of (x) the price per share of common stock paid in such rights offering and (y) the historical fair market value.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all the holders of shares of common stock on account of such shares (or other securities into which the warrants are convertible), other than (a) as described above, and (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of common stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of common stock issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of our common stock in respect of such event.

If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse share split or reclassification of share of our common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of shares of common stock in such a transaction is payable in the form of shares in the successor entity that are not listed for trading on a national securities exchange or are not quoted in an established over-the-counter market, or will not be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

Our warrants have been issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. You should review a copy of the Warrant Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares of common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of common stock to be issued to the holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants

Private placement warrants refer to the warrants to purchase our ordinary shares that were issued as part of GWAC’s initial public offering. As of March 31, 2024, all private placement warrants were converted to public warrants, and as such no private placement warrants were outstanding as of June 30, 2024.

Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for the public warrants is Continental Stock Transfer & Trust Company. We may designate a new or additional transfer agent for such shares and warrants, and we will provide you with notice of such action and of any change in the office through which any such agent will act.

DESCRIPTION OF NEW WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the date, if any, on and after which the warrants and the related preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of warrants will not be entitled to:

•	vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as our stockholder.

Each warrant will entitle its holder to purchase the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the applicable office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Cipher Mining Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements for Cipher Mining Inc., appearing in Cipher Mining Inc’s Annual Report (Form 10-K) for the year ended December 31, 2023, have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS SUPPLEMENT

Up to $600,000,000

Common Stock

We have entered into an amended and restated Controlled Equity OfferingSM Sales Agreement (the “Amended and Restated Sales Agreement” or the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”), Canaccord Genuity LLC (“Canaccord”), Needham & Company, LLC (“Needham”), Compass Point Research & Trading, LLC (“Compass Point”), Keefe, Bruyette & Woods, Inc. (“KBW”), Virtu Americas LLC (“Virtu”) and BTIG, LLC (“BTIG”) (each, an “Agent” and together, the “Agents”), dated September 3, 2024. In accordance with the terms of the Amended and Restated Sales Agreement, under this prospectus supplement we may offer and sell shares of our common stock, $0.001 par value per share, having an aggregate offering price of up to $600,000,000 from time to time through or to the Agents, acting as sales agents or principals. Each reference to the term “Sales Agreement” in the prospectus supplement refers to the Sales Agreement, as amended and restated.

Our common stock and public warrants are listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbols “CIFR” and “CIFRW,” respectively. On August 30, 2024, the last reported sales price of our common stock was $3.51 per share and the last reported sales price of our public warrants was $1.03 per warrant.

Sales of our common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. None of the Agents are required to sell any specific number or dollar amount of securities, but each will act as our sales agent using commercially reasonable efforts consistent with its respective normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The designated Agent will be entitled to compensation at a commission rate equal to up to 3.0% of the aggregate gross proceeds of the shares of our common stock sold through it pursuant to the Sales Agreement. See “Plan of Distribution” beginning on page S-16 for additional information regarding the compensation to be paid to the Agents. In connection with the sale of the common stock on our behalf, each Agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of each Agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to each Agent with respect to certain liabilities, including liabilities under the Securities Act.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and a smaller reporting company as defined under Rule 405 of the Securities Act. As such, we have elected to rely on certain reduced disclosure requirements. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company” on page S-5 of this prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE S-9 OF THIS PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Cantor		Canaccord Genuity

Needham & Company		Compass Point

Keefe, Bruyette & Woods A Stifel Company		Virtu

BTIG

The date of this prospectus supplement is September 3, 2024.

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of an automatic shelf registration statement that we have filed with the U.S. Securities and Exchange Commission, or the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act utilizing a “shelf” registration process. By using a shelf registration statement, we may sell an unspecified amount of securities from time to time. Under this prospectus supplement, we may offer shares of our common stock having an aggregate offering price of up to $600,000,000 from time to time under this prospectus supplement at prices and on terms to be determined by market conditions at the time of offering.

We provide information to you about this offering of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus supplement,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and none of the Agents has, authorized anyone to provide you with information other than that contained in this prospectus supplement, the accompanying base prospectus and any free writing prospectus. We are not, and none of the Agents are, making an offer to sell or soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision.

Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement, the accompanying base prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise indicated or the context otherwise requires, the terms “Cipher,” “we,” “our,” “us,” “registrant,” and the “Company,” mean Cipher Mining Inc. and its consolidated subsidiaries. When we refer to “you,” we mean the potential holders of the applicable series of securities.

We have proprietary rights to trademarks, trade names and service marks appearing in this prospectus that are important to our business. This prospectus supplement also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is https://investors.ciphermining.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement.

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement or the accompanying base prospectus about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

CERTAIN INFORMATION INCORPORATED BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information in this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents not deemed to be filed):

•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 5, 2024.

•	Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024 filed with the SEC on May 7, 2024 and August 13, 2024, respectively.

•	Our Current Reports on Form 8-K filed with the SEC on March 6, 2024, May 6, 2024, June 10, 2024 and July 12, 2024.

•

The description of our common stock contained in our registration statement on Form  8-A filed with the SEC on October  15, 2020 and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2023.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus supplement, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement of which this prospectus supplement is a part and prior to the effectiveness of the registration statement, will also be incorporated by reference in this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our stock performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:

CIPHER MINING INC.

1 VANDERBILT AVENUE, FLOOR 54

NEW YORK, NEW YORK 10017

(332) 262-2300

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY

This summary provides a general overview of selected information and does not contain all of the information you should consider before buying our common stock. Therefore, you should read this entire prospectus supplement, the accompanying base prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the information incorporated by reference, before deciding to invest in our common stock. Investors should carefully consider the information set forth under “Risk Factors” beginning on page S-8 of this prospectus supplement and incorporated by reference to our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

Cipher Mining Inc.

We are an emerging technology company that develops and operates industrial scale bitcoin mining data centers. Bitcoin mining is our principal revenue generating business activity.

We currently operate four bitcoin mining data centers in Texas, including one wholly-owned and three partially-owned data centers acquired through investments in joint ventures. Our largest data center is the Odessa data center (the “Odessa Facility”), which is our wholly-owned 207 MW facility located in Odessa, Texas. We also jointly operate the Alborz data center located near Happy, Texas, Bear data center and our Chief data center are both located near Andrews, Texas which are partially-owned through joint ventures with WindHQ LLC. We are also developing an additional wholly-owned data center in Winkler County, TX for up to 300 MW, and we expect to energize 300 MW in 2025.

Our current intention is to continue to expand our bitcoin mining business by developing additional data centers, expanding capacity at our current data centers, developing our treasury management platform and entering into other arrangements, such as joint ventures, data center hosting agreements, or software licensing arrangements.

Our key mission is to expand and strengthen the Bitcoin network’s critical infrastructure. As of July 31, 2024, we operated an aggregate hashrate capacity of approximately 10.6 exahash per second (“EH/s”), utilizing approximately 310 MW of electricity, of which we owned an aggregate hashrate capacity of approximately 8.7 EH/s, utilizing approximately 257 MW of electricity.

We filed our certificate of incorporation with the Secretary of State of Delaware on June 24, 2020 as Good Works Acquisition Corp. On August 27, 2021, we closed a business combination with Cipher Mining Technologies, as a result of which Cipher Mining Technologies became a wholly owned subsidiary of ours, and we changed our name to “Cipher Mining Inc.”

Corporate Information

Our principal executive offices are located at 1 Vanderbilt Avenue, Floor 54, New York, New York and our telephone number is (332) 262-2300. Our website address is https://www.ciphermining.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have elected to use this extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our unaudited condensed consolidated financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

On the last business day of the second quarter in 2024, the aggregate market value of our shares of common stock held by non-affiliate stockholders exceeded $700 million. As a result, as of December 31, 2024, we will be considered a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, and will cease to be an emerging growth company and a smaller reporting company. Due to loss of emerging growth company status, we will no longer be exempt from the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, and our independent registered public accounting firm will evaluate and report on the effectiveness of internal control over financial reporting.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $600,000,000.

Common stock to be outstanding after this offering	Up to 458,304,772 shares, assuming sales of 129,688,346 shares of our common stock in this offering at an assumed offering price of $3.51 per share, which was the last reported sale price of our common stock on the Nasdaq Global Market on August 30, 2024. The actual number of shares issued will vary depending on the sales prices at which our common stock is sold under this offering.

Plan of Distribution	“At the market offering” as defined in Rule 415(a)(4) under the Securities Act, that may be made from time to time, if at all, through or to the Agents, as agents or principals. See the section entitled “Plan of Distribution” on page S-16 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds, if any, from this offering for investment in growth and general corporate and working capital purposes. See the section entitled “Use of Proceeds” on page S-12 of this prospectus supplement.

Risk Factors	See “Risk Factors” beginning on page S-8 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq Global Select Market symbol	“CIFR”

The number of shares of our common stock to be outstanding after this offering as shown above is based on 328,616,426 shares of our common stock issued and outstanding as of June 30, 2024, and excludes the following (as of June 30, 2024 unless stated otherwise):

•	8,613,980 shares of our common stock issuable upon the exercise of public warrants outstanding, having an exercise price of $11.50 per share;

•	23,763,538 shares of common stock subject to nonvested restricted stock units;

•	4,257,710 shares of common stock subject to nonvested performance-based restricted stock units; and

•

5,060,000 shares of common stock reserved for future issuance under the Incentive Award Plan, as of June 30, 2024, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under the Incentive Award Plan.

Subsequent to June 30, 2024, and through September 3, 2024:

•	we sold 6,330,503 shares of our common stock under the Sales Agreement having an aggregate offering price of approximately $25,203,532 million at a weighted average price of $3.98.

In connection with the Sales Agreement, we have previously registered shares of common stock having an aggregate offering price of up to $296,560,661, offered by means of a prospectus supplement dated August 4, 2023 as amended on March 6, 2024 (the “Prior Prospectus Supplement”) and an accompanying prospectus dated October 7, 2022 and pursuant to a Registration Statement on Form S-3 (Registration No. 333-267537) originally filed on September 21, 2022 (the “2022 Registration Statement”).

As of September 3, 2024, we have sold 78,636,806 shares of our common stock having an aggregate offering price of $324,321,620 pursuant to the Sales Agreement. Accordingly, as of September 3, 2024, shares of our common stock having an aggregate offering price of $125.7 million remain available for offer and sale, from time to time, pursuant to the Sales Agreement and the 2022 Registration Statement.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus supplement and the accompanying base prospectus involves risks. You should carefully consider the risk factors described below and in our Annual Report on Form 10-K for the year ended December 31, 2023 incorporated by reference in this prospectus supplement, any amendment or update thereto reflected in subsequent filings with the SEC, including in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and all other information contained or incorporated by reference in this prospectus supplement, as updated by our subsequent filings under the Exchange Act. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Relating to this Offering

Purchasers of common stock in this offering will experience immediate and substantial dilution in the book value of their investment. You may experience further dilution upon exercise of options and warrants.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of 129,688,346 shares of our common stock are sold at a price of $3.51 per share, the last reported sale price of our common stock on the Nasdaq Global Select Market on August 30, 2024, for aggregate gross proceeds of approximately $600,000,000 million, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $0.73 per share. For a more detailed discussion of the foregoing see the section entitled “Dilution” below. To the extent outstanding stock options or warrants are exercised, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our common stock.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return, if at all. Because of the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. We intend to use the net proceeds, if any, from this offering for investment in growth and general corporate and working capital purposes. If we do not invest or apply the proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

The trading price of our common stock has been volatile and may be volatile in the future.

The trading price of our common stock could fluctuate significantly, as it has in the past, and you may not be able to resell your shares at or above the purchase price. We cannot assure you that the trading price of our common stock will not fluctuate or decline significantly in the future. The trading price for our common stock may be affected by a number of factors, including:

•	changes in financial estimates by us or by any securities analysts who might cover our stock;

•	proposed changes to laws in the U.S. or foreign jurisdictions relating to our business, or speculation regarding such changes;

•	general economic and political conditions such as recessions, changes in interest rates and energy prices;

•	delays, disruptions or other failures in the supply of cryptocurrency hardware, including chips;

•	conditions or trends in the digital assets industries and, specifically cryptoasset mining space;

•	stock market price and volume fluctuations of comparable companies;

•	fluctuations in prices of bitcoin and other cryptocurrencies;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships or divestitures;

•	significant lawsuits or announcements of investigations or regulatory scrutiny of its operations or lawsuits filed against us;

•	recruitment or departure of key personnel;

•	speculation in the press or investment community; and

•	other risk factors described elsewhere in our public filings.

In addition, the stock markets in general, and the markets for cryptoasset mining stocks in particular, have experienced extreme volatility that may have been unrelated to the operating performance of the issuer. These broad market fluctuations may adversely affect the trading price or liquidity of our common stock. In the past, when the trading price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our management would be diverted from the operation of our business.

Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.

The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to any designated Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by a designated Agent after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with each Agent. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements and information within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are subject to the “safe harbor” created by those sections. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this prospectus include, but are not limited to statements regarding:

•	our planned buildout of cryptocurrency mining sites;

•	our ability to raise financing in the future;

•

the further development and acceptance of digital asset networks and other digital assets, which represent a rapidly changing industry and are subject to a variety of factors that are difficult to evaluate;

•

the effects of disruptions in the crypto asset markets, including but not limited to, the risk from depreciation in our stock price, financing risk, risk of increased losses or impairments in our investments or other assets, risks of legal proceedings and government investigations, and risks from price declines or price volatility of crypto assets;

•	our business and the markets in which we operate, which are new rapidly evolving, which makes it difficult to evaluate our future prospects and the risks and challenges we may encounter;

•	the effects of global economic, business or political conditions;

•	our planned hashrate growth;

•	the effect of Bitcoin mining activities being energy-intensive, which may restrict the geographic locations of miners and have a negative environmental impact;

•	the performance of the Odessa Facility and changes in the regulatory environment, market conditions and natural disasters in Texas;

•	the effects of the highly volatile nature of cryptocurrencies in general and, specifically, bitcoin;

•	our dependence on third parties, including electric grid operators, electric utility providers and manufacturers of certain critical equipment;

•	the effects of price fluctuations in the wholesale and retail power markets;

•

the effects of severe weather conditions and natural disasters, including severe heat, winter weather events, earthquakes, fires, floods, hurricanes, as well as power outages and other industrial incidents or mechanical failures;

•	the effects of disruptions or other failures in the supply chain for bitcoin mining hardware and related data center hardware, and our ability to obtain new hardware;

•	the effects of malfunction, technological obsolescence and physical degradation;

•	our automated processes with respect to curtailment;

•	the effects of damages to the properties in our mining network;

•	the impact of global market, economic and political conditions that are beyond our control;

•	our ability to manage our cash and cash equivalents;

•	the effects of cybersecurity threats, such as cyber-attacks, data breaches, hacking attacks or malware, targeting us or our third-party service providers;

•	the effects of fluctuations in the value of bitcoin; and

•	our ability to manage regulatory changes.

The forward-looking statements contained in this prospectus supplement are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” and elsewhere in this prospectus supplement and under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and any current reports on Form 8-K filed subsequent to the end of the year covered by such annual report, which were incorporated by reference into this prospectus supplement in their entirety, as well as any amendments thereto reflected in subsequent filings with the SEC. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any free writing prospectuses that we have authorized for use in this offering with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $600,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the Agents.

We intend to use the net proceeds, if any, from this offering for investment in growth and general corporate and working capital purposes. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of the board of directors and will depend upon, among other factors, our financial condition, operating results, current and anticipated cash needs, plans for expansion and other factors that the board of directors may deem relevant.

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the price per share you pay in this offering and the as adjusted net tangible book value per share of our common stock after this offering.

As of June 30, 2024, we had a net tangible book value of approximately $690,771,000, or approximately $2.10 per share of common stock based upon 328,616,426 shares outstanding. Our net tangible book value per share represents total assets less total liabilities, divided by the number of shares of common stock outstanding at June 30, 2024.

After giving effect to the sale of our common stock in the aggregate amount of $600,000,000 million at an assumed offering price of $3.51 per share, the last reported sale price of our common stock on the Nasdaq Global Select Market on August 30, 2024, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2024 would have been $1,272,771,000 or $2.78 per share of common stock. This represents an immediate increase in net tangible book value of $0.68 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.73 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The as adjusted information assumes that all of our common stock in the aggregate amount of $600,000,000 million is sold at the assumed offering price of $3.51 per share, the last reported sale price of our common stock on the Nasdaq Global Select Market on August 30, 2024.

Assumed public offering price per share		$3.51
Net tangible book value per share as of June 30, 2024	$2.10
Increase in net tangible book value per share attributable to the offering	0.68

As adjusted net tangible book value per share after giving effect to the offering		2.78

Dilution per share to new investors participating in the offering		$0.73

The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from an assumed offering price of $3.51 per share shown in the table above, assuming our common stock in the aggregate amount of $600,000,000 is sold at that price, resulting in the issuance of an aggregate of 129,688,346 shares, would cause our as adjusted net tangible book value per share after the offering to be $2.78 per share and would increase the dilution in net tangible book value per share to new investors to $1.73 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from an assumed offering price of $3.51 per share shown in the table above, assuming all of our common stock in the aggregate amount of $600,000,000 is sold at that price, resulting in the issuance of an aggregate of 129,688,346 shares, would cause our as adjusted net tangible book value per share after the offering to be $2.78 per share and would result in no dilution in net tangible book value per share to new investors in this offering, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The above discussion and table are based on 328,616,426 shares of our common stock issued and outstanding as of June 30, 2024 and excludes the following (as of June 30, 2024 unless stated otherwise):

•	8,613,980 shares of our common stock issuable upon the exercise of public warrants outstanding, having an exercise price of $11.50 per share;

•	23,763,538 shares of common stock subject to nonvested restricted stock units;

•	4,257,710 shares of common stock subject to nonvested performance-based restricted stock units; and

•

5,060,000 shares of common stock reserved for future issuance under the Incentive Award Plan, as of June 30, 2024, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under the Incentive Award Plan.

Subsequent to June 30, 2024, and through September 3, 2024:

•	we sold 6,330,503 shares of our common stock under the Sales Agreement having an aggregate offering price of approximately $25,203,532 million at a weighted average price of $3.98.

In connection with the Sales Agreement, we have previously registered shares of common stock having an aggregate offering price of up to $296,560,661, offered by means of a prospectus supplement dated August 4, 2023 as amended on March 6, 2024 (the “Prior Prospectus Supplement”) and an accompanying prospectus dated October 7, 2022 and pursuant to a Registration Statement on Form S-3 (Registration No. 333-267537) originally filed on September 21, 2022 (the “2022 Registration Statement”).

As of September 3, 2024, we have sold 78,636,806 shares of our common stock having an aggregate offering price of $324,321,620 pursuant to the Sales Agreement. Accordingly, as of September 3, 2024, shares of our common stock having an aggregate offering price of $125.7 million remain available for offer and sale, from time to time, pursuant to the Sales Agreement and the 2022 Registration Statement.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with the Agents, under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $600,000,000 million from time to time through or to the Agents acting as agents or principals. The Sales Agreement has been filed as an exhibit to the registration statement of which this prospectus supplement and accompanying prospectus form a part.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the designated Agent may sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct the designated Agent not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the designated Agent may suspend the offering of common stock being made through the designated Agent under the Sales Agreement upon proper notice to the other party.

We will pay the designated Agent, commissions, in cash, for its services in acting as agent in the sale of our common stock. The designated Agent will be entitled to compensation at a fixed commission rate equal to up to 3.0% aggregate gross proceeds of the shares of our common stock sold through such designated Agent pursuant to the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Agents for certain specified expenses in connection with the Sales Agreement, including the fees and disbursements of its legal counsel (i) in an amount of up to $75,000 in connection with the execution of the Sales Agreement, (ii) in an amount of up to $25,000 per calendar quarter thereafter payable in connection with each update session under the Sales Agreement and (iii) in an amount of up to $25,000 for each program “refresh” (including filing of a new registration statement, prospectus or prospectus supplement and/or an amendment to the Sales Agreement). We will report at least quarterly the number of shares of common stock sold through the Agents under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Agents in connection with the sales of common stock.

Settlement for sales of common stock will generally occur on the first business day or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and the designated Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the designated Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The designated Agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq, to sell shares of our common stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the common stock on our behalf, each Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of each Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to each Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement or as otherwise permitted therein.

Our common stock is listed on The Nasdaq Global Select Market and trades under the symbol “CIFR.” The transfer agent of our common stock is Continental Stock Transfer & Trust Company.

Each Agent and its affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates, for which services they have received, or may in the future receive, customary fees. To the extent required by Regulation M promulgated under the Exchange Act, the Agents will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by each Agent and an Agent may distribute this prospectus supplement and the accompanying base prospectus electronically.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Cipher Mining Inc. The Agents are being represented in connection with this offering by Duane Morris LLP.

EXPERTS

The consolidated financial statements, incorporated in this prospectus by reference from our Annual Report on Form 10-K have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Up to $600,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Cantor		Canaccord Genuity

Needham & Company		Compass Point

Keefe, Bruyette & Woods A Stifel Company		Virtu

BTIG

September 3, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$(1)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Financial printing and miscellaneous expenses	$(2)
Miscellaneous	$(2)

Total	$(2)

(1)	The registrant is deferring payment of the registration fee for the securities offered under this registration statement in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.
(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

The company is a Delaware corporation. Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.

As permitted by the DGCL, the Certificate of Incorporation contains provisions that eliminate the personal liability of directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following (i) any breach of a director’s duty of loyalty to Cipher or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (regarding unlawful dividends and stock purchases); or (iv) any transaction from which the director derived an improper personal benefit. As permitted by the DGCL, the Bylaws provide that: (i) Cipher is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions; (ii) Cipher may indemnify its other employees and agents as set forth in the DGCL; (iii) Cipher is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and (iv) the rights conferred in the Bylaws are not exclusive.

We entered into indemnification agreements with each director and executive officer to provide these individuals additional contractual assurances regarding the scope of the indemnification set forth in the Certificate of Incorporation and Bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of Cipher for which indemnification is sought. The indemnification provisions in the Certificate of Incorporation, Bylaws, and the indemnification agreements entered into or to be entered into between us and each of our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act. We currently carry liability insurance for our directors and officers.

We also have directors’ and officers’ liability insurance for securities matters.

Item 16. Exhibits4

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

1.2	Amended and Restated Controlled Equity OfferingSM Sales Agreement by and among Cipher Mining Inc. and Cantor Fitzgerald & Co., Canaccord Genuity LLC, Needham & Company, LLC, Compass Point Research & Trading, Keefe, Bruyette & Woods, Inc., Virtu Americas LLC and BTIG, LLC, as sales agents, dated September 3, 2024.

3.1	Second Amended and Restated Certificate of Incorporation of Cipher Mining Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K as filed with the SEC on August 31, 2021, and incorporated herein by this reference).

3.2	Amended and Restated Bylaws of Cipher Mining Inc. (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K as filed with the SEC on August 31, 2021, and incorporated herein by this reference).

4.1	Specimen stock certificate evidencing the shares of common stock of Cipher Mining Inc. (filed as Exhibit 4.5 to the Company’s Registration Statement on Form S-4/A as filed with the SEC on June 15, 2021).

4.2	Specimen Warrant Certificate of Good Works Acquisition Corp. (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K as filed with the SEC on October 28, 2020, and incorporated herein by this reference).

4.3	Warrant Agreement, dated as of October 19, 2020, by and between Continental Stock Transfer & Trust Company and Good Works Acquisition Corp. (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K as filed with the SEC on October 28, 2020, and incorporated herein by this reference).

4.4	Form of Debt Indenture.

4.5*	Form of Debt Securities.

4.6*	Form of Preferred Stock Certificate.

4.7*	Form of Warrant Agreement.

4.8*	Form of Warrant Certificate.

4.9*	Form of Unit Agreement.

5.1	Opinion of Latham & Watkins LLP.

5.2	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibits 5.1 and 5.2).

23.2	Consent of Marcum LLP, independent registered public accounting firm.

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

107	Filing Fee Table.

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of September, 2024.

CIPHER MINING INC.

By:	/s/ Tyler Page
Name:	Tyler Page
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Tyler Page and Edward Farrell, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tyler Page Tyler Page	Director, Chief Executive Officer (Principal Executive Officer)	September 3, 2024

/s/ Edward Farrell Edward Farrell	Chief Financial Officer (Principal Accounting and Financial Officer)	September 3, 2024

/s/ Robert Dykes Robert Dykes	Director	September 3, 2024

/s/ Holly Morrow Evans Holly Morrow Evans	Director	September 3, 2024

/s/ Robert Flatley Robert Flatley	Director	September 3, 2024

/s/ Cary Grossman Cary Grossman	Director	September 3, 2024

/s/ Caitlin Long Caitlin Long	Director	September 3, 2024

/s/ James Newsome James Newsome	Director	September 3, 2024

/s/ Wesley Williams Wesley Williams	Director	September 3, 2024